EXHIBIT A


                       REPRESENTATIVE'S WARRANT AGREEMENT

                                __________, 2000


INSTITUTIONAL EQUITY CORPORATION
     As Representative of the Several Underwriters
5910 N. Central Expressway, Suite 1480
Dallas, Texas 75206

Gentlemen:

         Aarica Holdings, Inc., a Texas corporation (the "Company"), hereby agrees to sell to you, and you hereby agree to purchase from the Company at an aggregate purchase price of $_____, warrants (the "Representative's Warrants") to purchase up to an aggregate of 100,000 Units (the "Units"), each consisting of one share of the Company's Common Stock, $0.01 par value (the "Common Stock"), and one redeemable common stock purchase warrant (the "Warrants") of the Company, or the underlying Common Stock and Warrants, if separately transferable, issued in accordance with the terms of the Warrant Agreement (the "Warrant Agreement"), dated as of _________, 2000, between the Company and American Stock Transfer & Trust Co., New York, New York, as warrant agent (the "Warrant Agent"), except that the exercise price of the Representative's Warrants is 120% of the public offering price of the Units and of the Warrants included in the Units subject to the Representative's Warrants, and 150% of the public offering price of the shares of Common Stock underlying the Warrants. The Representative's Warrants will be exercisable by you as to all or any lesser number of Units, or the underlying Common Stock and Warrants, if separately transferable, at the Purchase Price per Unit as defined below, at any time and from time to time on and after the first anniversary of the date hereof and ending on the fifth anniversary of the date hereof.

1.       Definitions.

         As used herein, the following terms, unless the context otherwise requires, shall have for all purposes hereof the following meanings:

         The term "Act" refers to the Securities Act of 1933, as amended.

         The term "Affiliate" of any Person refers to any Person, directly or indirectly, controlling, controlled by or under direct or indirect common control with, such other Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

         The term "Commission" refers to the Securities and Exchange Commission.

         The term "Common Stock" refers to all stock of any class or classes (however designated) of the Company, now or hereafter authorized, the holders of which shall have the right without limitation as to amount, either to all or to a part of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the holders of which shall ordinarily, in the absence of contingency, be entitled to vote for the election of a majority of the directors of the Company (even though the right so to vote has been suspended by the occurrence of such a contingency).

         The term "Current Market Price" on any date refers to the average of the daily Market Price for each Unit or, if Units are no longer traded, for one
(1) share of Common Stock and one (1) Warrant, for the 20 consecutive Trading Days before the date in question.

         The term "Exchange Act" refers to the Securities Exchange Act of 1934, as amended.

         The term "Market Price" refers to the closing sale price on the American Stock Exchange ("AMEX") or, if no closing sale price is reported, the closing bid price of the Common Stock, as quoted on the Nasdaq National Market, or, if the Common Stock is not quoted on the Nasdaq National Market, as reported by the Electronic Bulletin Board Incorporated. If Market Price cannot be established as described above, Market Price shall be the fair market value of the Common Stock as determined in good faith by the Board of Directors whose determination shall be conclusive.

         The term "Other Securities" refers to any securities of the Company (other than the Units, Common Stock or Warrants) or any other person (corporate or otherwise) which the holders of the Representative's Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Representative's Warrants, in lieu of or in addition to the Units, Common Stock or Warrants, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Units, Common Stock, Warrants or Other Securities pursuant to Section 6 below or otherwise.

         The  term  "Person"   refers  to  an  individual,   a  partnership,   a
corporation, a trust, a joint venture, an unincorporated organization and a government or any department or agency thereof.

         The term "Prospectus" shall mean the final prospectus of the Company, dated the date hereof, relating to the offer and sale of the Units.

         The term "Purchase Price" refers to the purchase price per Unit set forth in this Agreement, subject to adjustment as provided in Section 6 below.

         The term "Registration Statement" refers to a Registration Statement filed with the Commission pursuant to the Rules and Regulations of the Commission promulgated under the Act.

         The term "Trading Day" shall mean a day on which the Nasdaq National Market System or the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business.

         The term "Underlying Securities" refers to the Units, Common Stock and Warrants (or Other Securities) issuable under this Agreement pursuant to the exercise, in whole or in part, of the Representative's Warrants.

         The purchase and sale of the Representative's Warrants shall take place, and the purchase price therefor shall be paid by delivery of your check, simultaneously with the purchase of and payment for the Units as provided in the Underwriting Agreement between the Company and you, dated the date hereof.

2.       Representations and Warranties.

         The Company represents and warrants to you as follows:

         (a) Corporate Action. The Company has all requisite corporate power and authority, and has taken all necessary corporate action, to execute and deliver this Agreement, to issue and deliver the Representative's Warrants and certificates evidencing same, and to authorize and reserve for issuance, and upon payment from time to time of the Purchase Price to issue and deliver, the Units, including the Common Stock and the Warrants and shares of Common Stock underlying the Warrants.

         (b) No Violation. Neither the execution nor delivery of this Agreement, the consummation of the actions herein contemplated nor compliance with the terms and provisions hereof will conflict with, or result in a breach of, or constitute a default or an event permitting acceleration under, any of the terms, provisions or conditions of the Articles of Incorporation or Bylaws of the Company or any indenture, mortgage, deed of trust, note, bank loan, credit agreement, franchise, license, lease, permit, judgment, decree, order, statute, rule or regulation or any other agreement, understanding or instrument to which the Company is a party or by which it is bound.
3.       Compliance with the Act.

         (a) Transferability of Representative's Warrants. You agree that the Representative's Warrants may not be transferred, sold, assigned or hypothecated for a period of one (1) year from the date hereof, except to (i) persons who are officers of you; (ii) a successor to you in a merger or consolidation; (iii) a purchaser of all or substantially all of your assets; (iv) your shareholders in the event you are liquidated or dissolved; (v) participating broker-dealers; and
(vi) persons who are officers or partners of participating broker-dealers.

         (b) Registration of Underlying Securities. The Underlying Securities issuable upon the exercise of the Representative's Warrants have not been registered under the Act. You agree not to make any sale or other disposition of the Underlying Securities, except pursuant to a Registration Statement which has become effective under the Act, setting forth the terms of such offering, the underwriting discount and the commissions and any other pertinent data with respect thereto, unless you have provided the Company with an opinion of counsel reasonably acceptable to the Company that such registration is not required.

         (c)(1) Demand Registration. Upon the written request of the holders of a majority of the Underlying Securities at any time commencing one year after the date hereof and through the end of the fifth year after the date hereof, the Company shall promptly file and use its best efforts to cause to become effective an appropriate registration statement under the Securities Act covering such number of Underlying Securities as such holders shall request and to register the sale of such Underlying Securities so that such Underlying Securities may be sold at such times and in such manner as the holders thereof shall determine, provided, that the holders of the Underlying Securities are entitled to only one demand registration and provided further, that such demand registration right shall terminate upon the registration for sale to the public of the number of Underlying Securities for which such holders shall have requested registration. Registrations under this Section 3(c)(1) shall be on such appropriate registration form of the Securities and Exchange Commission (i) as shall be selected by holders of a majority of the Underlying Securities so to be registered and (ii) as shall permit the disposition of such Underlying Securities in accordance with the method or methods of disposition desired by such holders. The Company agrees to include in any such registration statement all information which holders of Underlying Securities being registered shall reasonably request. If the registration pursuant to this Section 3(c)(1) involves an underwritten offering, the underwriter or underwriters shall be selected by the holders of a majority of Underlying Securities to be included in such registration.

         (c)(2) Inclusion in Registration of Other Securities. If at any time commencing one year after the date hereof and through the end of the fifth year after the date hereof, the Company shall propose the registration on an appropriate form under the Act of any shares of Common Stock or Other Securities, the Company shall at least 30 days prior to the filing of such Registration Statement give you written notice, or telegraphic or telephonic notice followed as soon as practicable by written confirmation thereof, of such proposed registration and, upon written notice, or telegraphic or telephonic notice followed as soon as practicable by written confirmation thereof, given to the Company within ten (10) business days after the giving of such notice by the Company, shall include or cause to be included in any such Registration Statement all or such portion of the Underlying Securities as you may request, provided, however, that the Company may at any time withdraw or cease proceeding with any such registration if it shall at the same time withdraw or cease proceeding with the registration of such Common Stock or such Other Securities originally proposed to be registered.

                  Notwithstanding any provision of this Agreement to the contrary, if any holder of Representative's Warrants exercises such Representative's Warrants but shall not have included all the Underlying Securities in a Registration Statement which complies with Section 10(a)(3) of the Act, which has been effective for at least 30 calendar days following the exercise of the Representative's Warrants, the registration rights set forth in this Section 3(c)(2) shall be extended until such time as (i) such a Registration Statement including such Underlying Securities has been effective for at least 30 calendar days or (ii) in the opinion of counsel satisfactory to you and the Company, registration is not required under the Act or under applicable state laws for resale of the Underlying Securities in the manner proposed.

     (d) Company's Obligations in Registration. In connection with any offering of Underlying Securities pursuant to Section 3(c) above, the Company shall:

     (i) Notify you as to the filing thereof and of all amendments or supplements thereto filed prior to the effective date thereof;

     (ii) Comply with all applicable rules and regulations of the Commission;

                  (iii) Notify you immediately, and confirm the notice in writing, (1) when the Registration Statement becomes effective, (2) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceedings for that purpose, (3) of the receipt by the Company of any notification with respect to the suspension of qualification of the Underlying Securities for sale in any jurisdiction or of the initiation, or the threatening, of any proceedings for that purpose, and (4) of the receipt of any comments, or requests for additional information, from the Commission or any state regulatory authority. If the Commission or any state regulatory authority shall enter such a stop order or order suspending qualification at any time, the Company will make every reasonable effort to obtain the lifting of such order as promptly as practicable;

                  (iv) During the time when a Prospectus is required to be delivered under the Act during the period required for the distribution of the Underlying Securities, comply so far as it is able with all requirements imposed upon it by the Act, as hereafter amended, and by the Rules and Regulations promulgated thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Underlying Securities. If at any time when a Prospectus relating to the Underlying Securities is required to be delivered under the Act any event shall have occurred as a result of which, in the opinion of counsel for the Company or your counsel, the Prospectus relating to the Underlying Securities as then amended or supplemented includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend such Prospectus to comply with the Act, the Company will promptly prepare and file with the Commission an appropriate amendment or supplement (in form satisfactory to you);

                  (v) Endeavor in good faith, in cooperation with you, at or prior to the time the Registration Statement becomes effective, to qualify the Underlying Securities for offering and sale under the securities laws relating to the offering or sale of the Underlying Securities of such jurisdictions as you may reasonably designate and to continue the qualifications in effect so long as required for purposes of the sale of the Underlying Securities; provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process, or to taxation as a foreign corporation doing business in such jurisdiction. In each jurisdiction where such qualification shall be effected, the Company will, unless you agree that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may reasonably be required by the laws of such jurisdiction. For the purposes of this paragraph, "good faith" is defined as the same standard of care and degree of effort as the Company will use to qualify its securities other than the Underlying Securities;

                  (vi) Make generally available to its security holders as soon as practicable, but not later than the first day of the eighteenth full calendar month following the effective date of the Registration Statement, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the rules and regulations promulgated thereunder, but which shall satisfy the provisions of Section 11(a) of the Act) covering a period of at least twelve months beginning after the effective date of the Registration Statement;

                  (vii) After the effective date of such Registration Statement, prepare, and promptly notify you of the proposed filing of, and promptly file with the Commission, each and every amendment or supplement thereto or to any Prospectus forming a part thereof as may be necessary to make any statements therein not misleading; provided that no such amendment or supplement shall be filed if you shall object thereto in writing promptly after being furnished a copy thereof;

                  (viii) Furnish to you, as soon as available, copies of any such Registration Statement and each preliminary or final Prospectus, or supplement or amendment prepared pursuant thereto, all in such quantities as you may from time to time reasonably request;

                  (ix) Make such representations and warranties to any underwriter of the Underlying Securities, and use your best efforts to cause Company counsel to render such opinions to such underwriter, as such underwriter may reasonably request; and

                  (x) Pay all costs and expenses incident to the performance of the Company's obligations under Sections 3(c) and 3(d) including, without limitation, the fees and disbursements of the Company's auditors and legal counsel, fees and disbursements of legal counsel for you, registration, listing and filing fees, printing expenses and expenses in connection with the transfer and delivery of the Underlying Securities; provided, however, that the Company shall not be responsible for compensation and reimbursement of expenses to underwriters or selling agents for the included Underlying Securities.

     (e) Agreements by Warrant Holder. In connection with the filing of a Registration Statement pursuant to Section 3(c) above, if you participate in the offering by including the Underlying Securities owned by you, you agree:

                  (i) To furnish the Company all material information requested by the Company concerning yourself and your holdings of securities of the Company and the proposed method of sale or other disposition of the Underlying Securities and such other information and undertakings as shall be reasonably required in connection with the preparation and filing of any such Registration Statement covering all or a part of the Underlying Securities and in order to ensure full compliance with the Act; and

                  (ii) To cooperate, in good faith, with the Company and its underwriters, if any, in connection with such registration, including placing the Underlying Securities to be included in such Registration Statement in escrow or custody to facilitate the sale and distribution thereof.

         (f) Indemnification. The Company shall indemnify and hold harmless you and any underwriter (as defined in the Act) for you, and each person, if any, who respectively controls you or such underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever), joint or several, to which any of you or such underwriter or such controlling person becomes subject, under the Act or otherwise, insofar as such loss, liability, claim, damage and expense (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (i) a Registration Statement covering the Underlying Securities, in the prospectus contained therein, or in an amendment or supplement thereto, or
(ii) in any application or other document or communication (in this Section collectively called "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Underlying Securities under the securities laws thereof or filed with the Commission, or arise out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be obligated to indemnify in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon, and in conformity with, written information respectively furnished by you or such underwriter or such controlling person for use in the Registration Statement, or any amendment or supplement thereto, or any application, as the case may be.

                  If any action is brought against a person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such person shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of the action, including the employment of counsel (satisfactory to the indemnified person in its reasonable judgment) and payment of expenses. The indemnified person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified person or unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of the action or the Company shall not have employed counsel to have charge of the defense of the action or the indemnified person shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of the action on behalf of the indemnified person), in any of which events, these fees and expenses shall be borne by the Company. Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any claim or action effected without its written consent. The Company's indemnity agreements contained in this Section shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified person, and shall survive any termination of this Agreement. The Company agrees promptly to notify you of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the Registration Statement pursuant to Section 3(c) above.

                  If you choose to include any Underlying Securities in a public offering pursuant to Section 3(c) above, then you agree to indemnify and hold harmless the Company and each of its directors and officers who have signed any such Registration Statement, and any underwriter for the Company (as defined in the Act), and each person, if any, who controls the Company or such underwriter within the meaning of the Act, to the same extent as the indemnity by the Company in this Section 3(f), but only with respect to statements or omissions, if any, made in such Registration Statement, or any amendment or supplement thereto, or in any application in reliance upon, and in conformity with, written information furnished by you to the Company for use in the Registration Statement, or any amendment or supplement thereto, or any application, as the case may be. In case any action shall be brought in respect of which indemnity may be sought against you, you shall have the rights and duties given to the Company, and the persons so indemnified shall have the rights and duties given to you by the provisions of the first paragraph of this Section.

                  The Company further agrees that, if the indemnity provisions of the foregoing paragraphs are held to be unenforceable, any holder of a Representative's Warrant or controlling person of such a holder may recover contribution from the Company in an amount which, when added to contributions such holder or controlling person has theretofore received or concurrently receives from officers and directors of the Company or controlling persons of the Company, will reimburse such holder or controlling person for all losses, claims, damages or liabilities and legal or other expenses; provided, however, that if the full amount of the contribution specified in this Section 3(f) is not permitted by law, then such holder or controlling person shall be entitled to contribution from the Company and its officers, directors and controlling persons to the full extent permitted by law.

4.       Exercise of Representative's Warrants.

         (a) Cash Exercise. Each Representative's Warrant may be exercised in full or in part (but not as to a fractional share of Common Stock) by the holder thereof by surrender of the Warrant Certificate, with the form of subscription at the end thereof duly executed by such holder, to the Company at its principal office, accompanied by payment, in cash or by certified or bank cashier's check payable to the order of the Company, in the respective amount obtained by multiplying the number of Units to be purchased by the Purchase Price per Unit.

         (b) Net Exercise. Notwithstanding anything to the contrary contained in
Section 4(a), any holder of a Representative's Warrant may elect to exercise the Representative's Warrant in full or in part and receive Units on a "net exercise" basis in an amount equal to the value of the Representative's Warrant by delivery of the form of subscription attached to the Warrant Certificate and surrender of the Representative's Warrant at the principal office of the Company, in which event the Company shall issue to the holder a number of Units computed using the following formula:

                           X=       (P)(Y)(A-B)
                                    -----------
                                             A

         Where:            X=       the number of Units to be issued to holder.

                           P= the portion of the Representative's Warrant being exercised (expressed as a fraction).

                           Y= the total number of Units issuable upon exercise of the Representative's Warrant.

                           A=       the Current Market Price of one Unit.

                           B=       Purchase Price.

         (c) Partial Exercise. Prior to the expiration of the Representative's Warrants, upon any partial exercise, the Company at its expense will forthwith issue and deliver to or upon the order of the purchasing holder, a new Warrant Certificate or Certificates of like tenor, in the name of the holder thereof or as such holder (upon payment by such holder of any applicable transfer taxes) may request calling in the aggregate for the purchase of the number of Units of the Underlying Securities equal to the number of such Units called for on the face of the Warrant Certificate (after giving effect to any adjustment therein as provided in Section 6 below) minus the number of such Units (after giving effect to such adjustment) designated by the holder in the aforementioned form of subscription.

         (d) Company to Reaffirm Obligations. The Company will, at the time of any exercise of any Representative's Warrant, upon the request of the holder thereof, acknowledge in writing its continuing obligation to afford to such holder any rights (including without limitation any right to registration of the Units issued upon such exercise) to which such holder shall continue to be entitled after such exercise in accordance with the provisions of this Agreement; provided, however, that if the holder of a Representative's Warrant shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such holder any such rights.

5.       Delivery of Certificates on Exercise.

         As soon as practicable after any exercise of any Representative's Warrant in full or in part, and in any event within twenty days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the purchasing holder thereof, a certificate or certificates for the number of fully paid and nonassessable Common Stock and Warrants to which such holder shall be entitled upon such exercise, plus in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount determined pursuant to Section 7(g), together with any other stock or other securities and property (including cash, where applicable) to which such holder is entitled upon such exercise pursuant to Section 6 below or otherwise.

6.       Anti-Dilution Provisions.

         The Representative's Warrants are subject to the following terms and conditions during the term thereof:

         (a) Subdivision and Combination. In case the Company shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

         (b) Stock Dividends and Distributions. In case the Company shall pay dividend in, or make a distribution of, shares of Common Stock or of the Company's capital stock convertible into Common Stock, the Exercise Price shall forthwith be proportionately decreased. An adjustment made pursuant to this
Section 6(b) shall be made as of the record date for the subject stock dividend or distribution.

         (c) Adjustment in Number of Securities. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 6, the number of Warrant Securities issuable upon the exercise at the adjusted Exercise Price of each Warrant shall be adjusted to the nearest whole number by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Securities issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

         (d) Definition of Common Stock. For the purpose of this Agreement, the term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Certificate of Incorporation of the Company as may be amended or restated as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

         (e)      Merger or Consolidation or Sale.

                  (i) In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement providing that the holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in this Section 6. The above provision of this subsection shall similarly apply to successive consolidations or mergers.

                  (ii) In the event of (i) the sale by the Company of all or substantially all of its assets, or (ii) the engagement by the Company or any of its affiliates in a "Rule 13e-3 transaction" as defined in paragraph (a) (3) of Rule 13e-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, or (iii) a distribution to the Company's stockholders of any cash, assets, property, rights, evidences of indebtedness, securities or any other thing of value, or any combination thereof, the Holders of the unexercised Warrants shall receive notice of such sale, transaction or distribution twenty (20) days prior to the date of such sale or the record date for such transaction or distribution, as applicable, and, if they exercise such Warrants prior to such date, they shall be entitled, in addition to the shares of Common Stock issuable upon the exercise thereof, to receive such property, cash, assets, rights, evidence of indebtedness, securities or any other thing of value, or any combination thereof, on the payment date of such sale, transaction or distribution.


         (f) No Adjustment of Exercise Price in Certain Cases. No adjustment of the Exercise Price shall be made if the amount of said adjustment shall be less than five cents ($.05) per Warrant Security, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least ten cents ($.10) per Warrant Security.

         (g) Notice of Change of Purchase Price. Whenever the Purchase Price per Unit or the kind or amount of securities purchasable under the Representative's Warrants shall be adjusted pursuant to any of the provisions of this Agreement, the Company shall forthwith thereafter cause to be sent to each holder of a Representative's Warrant, a certificate setting forth the adjustments in the Purchase Price per Unit and/or in such number of Unit, and also setting forth in detail the facts requiring, such adjustments, including, without limitation, a statement of the consideration received or deemed to have been received by the Company for any additional shares of stock issued by it requiring such adjustment. In addition, the Company, at its expense, shall, within 90 days following the end of each of its fiscal years during the term of this Agreement, and promptly upon the reasonable request of any holder of a Representative's Warrant in connection with the exercise from time to time of all or any portion of any Representative's Warrant, cause independent certified public accountants of recognized standing selected by the Company to compute any such adjustment in accordance with the terms of the Representative's Warrants and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based.
         (h) Notice of a Record Date. In the event of (i) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, (ii) any capital reorganization of the Company, or any reclassification or recapitalization of the capital stock of the Company, or any transfer of all or substantially all of the assets of the Company to, or consolidation or merger of the Company with or into, any other person or (iii) any voluntary or involuntary dissolution or liquidation of the Company, then and in each such event the Company will mail or cause to be mailed to each holder of a Representative's Warrant a notice specifying not only the date on which any such record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, but also the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or other Securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty (20) days prior to the proposed record date therein specified.

7.       Further Covenants of the Company.

         (a) Reservation of Stock. The Company shall, at all times, reserve and keep available, solely for issuance and delivery upon the exercise of the Representative's Warrants, all Units from time to time issuable upon the exercise of the Representative's Warrants and shall take all necessary actions to ensure that the par value per Unit, if any, of the Underlying Securities is, at all times equal to or less than the then effective Purchase Price per Unit.

         (b) Title to Units. All of the Underlying Securities delivered upon the exercise of the Representative's Warrants shall be validly issued, fully paid and nonassessable; each holder of a Representative's Warrant shall receive good and marketable title to the Underlying Securities, free and clear of all voting and other trust arrangements, liens, encumbrances, equities and adverse claims whatsoever; and the Company shall have paid all taxes, if any, in respect of the issuance thereof.

         (c) Listing on Securities Exchanges; Registration. If the Company at any time shall list any Common Stock on any national securities exchange, the Company will, at its expense, simultaneously list on such exchange, upon official notice of issuance upon the exercise of the Representative's Warrants, and maintain such listing of, all of the Underlying Securities from time to time issuable upon the exercise of the Representative's Warrants; and the Company will so list on any national securities exchange, will so register and will maintain such listing of, any Other Securities if and at the time that any securities of like class or similar type shall be listed on such national securities exchange by the Company.

         (d) Exchange of Representative's Warrants. Subject to Section 3(a) hereof, upon surrender for exchange of any Warrant Certificate to the Company, the Company at its expense will promptly issue and deliver to or upon the order of the holder thereof a new Warrant Certificate or certificates of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate for the purchase of the number of Units called for on the face or faces of the Warrant Certificate or Certificates so surrendered.

         (e) Replacement of Representative's Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant Certificate and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant Certificate, the Company, at the expense of the warrant holder will execute and deliver, in lieu thereof, a new Warrant Certificate of like tenor.

         (f) Reporting by the Company. The Company agrees that, if it files a Registration Statement during the term of the Representative's Warrants, it will use its best efforts to keep current in the filing of all forms and other materials which it may be required to file with the appropriate regulatory authority pursuant to the Exchange Act, and all other forms and reports required to be filed with any regulatory authority having jurisdiction over the Company.
         (g) Fractional Units. No fractional Units are to be issued upon the exercise of any Representative's Warrant, but the Company shall pay a cash adjustment in respect of any fraction of a Unit which would otherwise be issuable in an amount equal to the same fraction of the highest market price per Unit on the day of exercise, as determined by the Company.

8.       Other Holders.

         The Representative's Warrants are issued upon the following terms, to all of which each holder or owner thereof by the taking thereof consents and agrees as follows: (a) any person who shall become a transferee, within the limitations on transfer imposed by Section 3(a) hereof, of a Representative's Warrant properly endorsed shall take such Representative's Warrant subject to the provisions of Section 3(a) hereof and thereupon shall be authorized to represent himself as absolute owner thereof and, subject to the restrictions contained in this Agreement, shall be empowered to transfer absolute title by endorsement and delivery thereof to a permitted bona fide purchaser for value;
(b) each prior taker or owner waives and renounces all of his equities or rights in such Representative's Warrant in favor of each such permitted bona fide purchaser, and each such permitted bona fide purchaser shall acquire absolute title thereto and to all rights presented thereby; (c) until such time as the respective Representative's Warrant is transferred on the books of the Company, the Company may treat the registered holder thereof as the absolute owner thereof for all purposes, notwithstanding any notice to the contrary and (d) all references to the word "you" in this Warrant Agreement shall be deemed to apply with equal effect to any person to whom a Warrant Certificate or Certificates have been transferred in accordance with the terms hereof, and where appropriate, to any person holding the Underlying Securities.

9.       Miscellaneous.

         All notices, certificates and other communications from or at the request of the Company to the holder of any Representative's Warrant shall be mailed by first class, registered or certified mail, postage prepaid, to such address as may have been furnished to the Company in writing by such holder, or, until an address is so furnished, to the address of the last holder of such Representative's Warrant who has so furnished an address to the Company, except as otherwise provided herein. This Agreement and any of the terms hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Texas. The headings in this Agreement are for reference only and shall not limit or otherwise affect any of the terms hereof. This Agreement, together with the forms of instruments annexed hereto as Schedule I, constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof.

         IN WITNESS WHEREOF, this Representative's Warrant Agreement has been duly executed on the date hereof.

63845_2/43190.00003
Aarica Holdings, Inc.



By:__________________________________
      Carol Kolozs, President

63845_2/43190.00003

Institutional Equity Corporation


By:_________________________________
         Robert A. Shuey, III, CEO

                                   SCHEDULE I

                              AARICA HOLDINGS, INC.
                      Representative's Warrant Certificate
                   Evidencing Right to Purchase 100,000 Units

         This is to certify that Institutional Equity Corporation ("IEC") or assigns, is entitled to purchase at any time or from time to time after _____ __.m., New York, New York time, on _________ ____, 2001 and until _____ __.m.,
New York, New York time, on _________ ______, 2005 up to the above referenced number of Units (the "Units"), each consisting of one share of Common Stock, $0.01 par value (the "Common Stock"), and one redeemable common stock purchase warrant (the "Warrants") of Aarica Holdings, Inc., a Texas corporation (the "Company"), or the underlying shares of Common Stock and Warrants, if separately transferable, for the consideration specified in Section 4 of the Representative's Warrant Agreement dated the date hereof between the Company and IEC (the "Warrant Agreement"), pursuant to which this Warrant Certificate is issued. All rights of the holder of this Warrant Certificate are subject to the terms and provisions of the Warrant Agreement, copies of which are available for inspection at the office of the Company, except that the exercise price of the IEC Warrants is 120% of the public offering price of the Units and the of the Warrants included in the Units subject to the Representative's Warrants, and 150% of the public offering price of the shares of Common Stock underlying the Warrants. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Warrant Agreement.

         The Underlying Securities issuable upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended (the "Act"), and no distribution of such Underlying Securities may be made until the effectiveness of a Registration Statement under the Act covering such Underlying Securities. Transfer of this Warrant Certificate is restricted as provided in
Section 3(a) of the Warrant Agreement.

         This Warrant has been issued to the registered owner in reliance upon written representations necessary to ensure that this Warrant was issued in accordance with an appropriate exemption from registration under any applicable state and federal securities laws, rules and regulations. This Warrant may not be sold, transferred or assigned unless, in the opinion of the Company and its legal counsel, such sale, transfer or assignment will not be in violation of the Act, applicable rules and regulations of the Securities and Exchange Commission, and any applicable state securities laws.

         Subject to the provisions of the Act and of such Warrant Agreement, this Warrant Certificate and all rights hereunder are transferable, in whole or in part, at the offices of the Company, by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant Certificate, together with the Assignment hereof duly endorsed. Until transfer of this Warrant Certificate on the books of the Company, the Company may treat the registered holder hereof as the owner hereof for all purposes.

         Any Underlying Securities (or Other Securities) which are acquired pursuant to the exercise of this Warrant shall be acquired in accordance with the Warrant Agreement and certificates representing all securities so acquired shall bear a restrictive legend reading substantially as follows:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE LAW, OR (2) AN OPINION OF COUNSEL (SATISFACTORY TO THE COMPANY) THAT REGISTRATION IS NOT REQUIRED.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its duly authorized officer.

Date: ________ _____, 2000.

63845_2/43190.00003
Aarica Holdings, Inc.



By:
   ---------------

                                                     Carol Kolozs, President

                                  SUBSCRIPTION

                                   (To be signed only upon exercise of Warrant)


To:  Aarica Holdings, Inc.

         The undersigned, the holder of the enclosed Warrant Certificate, hereby irrevocably elects to exercise the purchase right represented by such Warrant Certificate for, and to purchase thereunder, _________________ Units ("Units"), each consisting of one share of Common Stock, $0.01 par value (the "Common Stock"), and one redeemable common stock purchase warrant (the "Warrants") of Aarica Holdings, Inc., or the underlying Common Stock and Warrants, if separately transferable, and either tenders herewith payment of the purchase price in full in the form of cash or a certified or cashier's check in the amount of $______________ therefor or, if the undersigned elects pursuant to
Section 4(b) of the Warrant Agreement referred to in the Warrant Certificate to convert the enclosed Warrant Certificate into Common Stock by net issuance, the undersigned exercises the Warrant by exchange under the terms of said Section 4(b), and requests that the certificate or certificates for such securities be issued in the name of and delivered to the undersigned.

Date:    ______________________________


         ----------------------------------------
         (Signature must conform in all respects to name of holder as specified on the face of the Warrant
         Certificate)


         ---------------------------------------

         ---------------------------------------
         (Address)


         Please indicate in the space below the number of Units called for on the face of the Warrant Certificate (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment for additional Units or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant, may be deliverable upon exercise and whether the exercise is a cash exercise pursuant to Section 4(a) of the Warrant Agreement or a net issuance exercise pursuant to Section 4(b) of the Warrant Agreement.

Number of Units (or shares of Common Stock and Warrants): __________

Cash:____________________

Net issuance:______________

                                   ASSIGNMENT

                                   (To be signed only upon transfer of Warrant)


For value received, the undersigned hereby sells, assigns and transfers unto ____________________________________ the right represented by the enclosed
Warrant Certificate to purchase ____________________ Units ("Units"), each consisting of one share of Common Stock, $0.01 par value ("Common Stock"), and one redeemable common stock purchase warrant ("Warrant") of Aarica Holdings,
Inc.,  or  the  underlying  Common  Stock  or  Warrants,   with  full  power  of
substitution.

         The undersigned represents and warrants that the transfer, in whole in or in part, of such right to purchase, represented by the enclosed Warrant Certificate, is permitted by the terms of the Warrant Agreement referred to in the Warrant Certificate, and the transferee hereof, by his acceptance of this Assignment, represents and warrants that he or she is familiar with the terms of such Warrant Agreement and agrees to be bound by the terms thereof with the same force and effect as if a signatory thereto.


Date:___________________




         (Signature must conform in all respects to name of holder as specified on the face of the Warrant
         Certificate)



         (Address)



Signed in the presence of:
                          ---------------------------------------------

EXHIBIT B

                            FORM OF LOCK-UP AGREEMENT

INSTITUTIONAL EQUITY CORPORATION
     As Representative of the Several Underwriters
5910 N. Central Expressway, Suite 1480
Dallas, Texas 75206


Ladies and Gentlemen:

         The undersigned understands that you, as the Representative of the several underwriters (the "Underwriters"), propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with Aarica Holdings, Inc., a Texas corporation (the "Company"), providing for the initial public offering (the "Offering") by the Underwriters, of 1,000,000 Units, each consisting of one share of Common Stock of the Company, $0.01 par value (the "Common Stock"), and one redeemable common stock purchase warrant (the "Warrants"), pursuant to the Company's Registration Statement on Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission.

         In consideration of the Underwriters' Agreement to purchase the Units, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees that during the period beginning on the date of this letter and ending one (1) year (the "Lock-Up Period") after the date of the final prospectus relating to the offer and sale of the Units, the undersigned will not, directly or indirectly, offer, sell, contract to sell, grant any option for the sale of, pledge, or otherwise dispose of (individually, a "Disposition") any Common Stock, or securities exercisable, convertible, or exchangeable for or into Common Stock (collectively, the "Securities"), that the undersigned now owns or will own in the future (beneficially or of record), except (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this Lock-Up Agreement, or (ii) with the prior written consent of the Representative. The foregoing restriction is expressly agreed to preclude the holder of Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-Up Period, even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Securities.

                                                              Sincerely,


Date: ___________  ____, 2000
                                                              ---------


                                                              By:
                                                                   ----